Exhibit 10.1
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
This First Amendment to the Amended and Restated Employment Agreement (this “Amendment”) is made and entered into as of May 2, 2022, by and between THE VITA COCO COMPANY, INC., a Delaware corporation (together with its predecessors and successors, the “Corporation”) and MICHAEL KIRBAN (the “Employee”).
WITNESSETH:
WHEREAS, the Corporation and the Employee previously entered into that certain Amended and Restated Employment Agreement, made and entered into as of October 20, 2021 (the “Agreement”), pursuant to which Employee currently is employed by the Corporation; and
WHEREAS, the Corporation and the Employee wish to enter into this Amendment to modify certain terms of the Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Corporation and the Employee as follows:
1.Amendment to Section 4(d). Section 4(d) of the Agreement is hereby deleted in its entirety and hereby replaced with the following new Section 4(d):
“(d) Termination by the Corporation without Cause. The Corporation may terminate the Employee’s employment hereunder without Cause at any time after July 1, 2023 by providing sixty (60) days written notice to the Employee; provided that such notice may be provided prior to July 1, 2023. The Corporation may not terminate the Employee’s employment without Cause prior to July 1, 2023. For purposes hereof, the determination to remove the Employee without Cause shall be made by the Board as follows: (i) from July 1, 2023 through June 30, 2024, any termination without Cause shall be determined by a supermajority vote of the Board (i.e., the vote of all directors other than the vote of the directors appointed by the Employee) and (ii) from July 1, 2024 through the remainder of the Employment Period, any termination without Cause shall be determined by a simple majority vote of the Board. For the avoidance of doubt, nothing herein shall limit the Corporation’s right to terminate the Employee’s employment for Cause, at any time, in accordance with this Agreement.”
2.Amendment to Sections 5(a)(iii). Section 5(a)(iii) of the Agreement is hereby deleted in their entirety and such Sections are hereby replaced with the following new Section 5(a)(iii):
“(iii) For purposes of clarity, nothing contained herein shall permit the Corporation to terminate Employee’s employment without Cause prior to July 1, 2023, nor shall anything limit the Employee’s recourse if the Employee is terminated in contravention of this Agreement at any time during the Employment Period.”
3.Amendment to Sections 5A(b) and (c). Sections 5A(b) and (c) of the Agreement is hereby deleted in their entirety and such Sections are hereby replaced with the following new Sections 5A(b) and (c), respectively:
“(b) From and after July 1, 2023 and through June 30, 2024, the Board by a supermajority vote (i.e., the vote of all directors other than the directors appointed by the Employee) may elect to move the Employee from a full-time employee to a part-time employee of the Corporation, without being deemed in breach of this Agreement (and the Employee shall not make a claim that such change constitutes Good Reason or an effective termination of the Employee’s position without Cause).
“(c) From July 1, 2024 through the remainder of the Employment Period, the Board by a simple majority vote may elect to move the employee from a full-time employee to a part-time employee of the Corporation, without being in breach of this Agreement (and the Employee shall not make a claim that such change constitutes Good Reason or an effective termination of the Employee’s position without Cause).”
4.Status of Agreement. Except to the limited extent expressly amended hereby, the Agreement and its terms and conditions remain in full force and effect and unchanged by this Amendment. Capitalized terms used herein but not defined herein shall have the meanings ascribed such terms in the Agreement.
5.Counterparts and Facsimile Signatures. This Amendment may be executed in one or more counterparts hereof, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures are permitted and shall be binding for purposes of this Amendment.
IN WITNESS WHEREOF, the Employee and the Corporation have executed this Amendment as of the day and year first above written.

Employee
/s/ Michael Kirban
MICHAEL KIRBAN Corporation THE VITA COCO COMPANY, INC. /s/ Martin Roper By: Martin Roper Title: Chief Executive Officer